SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                  FORM 8-K
                                Current Report



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

       Date of Report (Date of earliest event reported)    June 4, 1996



                   MEHL/BIOPHILE INTERNATIONAL COPORATION
           (Exact Name of Registrant as Specified in its Charter)



     Delaware                          2-86149                22-2408186
(State or other jurisdiction of      (Commission             (IRS Employer
incorporation or organization)       File Number)       Identification Number)


4020 Newberry Road
Gainesville, Florida                                      32607
(Address of principal                                  (Zip Code)
executive officer)


Registrant's telephone number, including area code            (352) 373-2565


                             Selvac Corporation
                            221 Boston Post Road
                        Marlboro, Massachusetts 01752
                          (Former Name and Address)

1. Change in Control of Registrant

   On June 4, 1996, Classy Lady by Mehl of Puerto Rico, Inc., a privately-held Puerto Rico company ("Classy Lady"), merged with and into a wholly-owned subsidiary of the Registrant (the "Merger"). In consideration for the Merger, the Registrant issued an aggregate of 25,000,000 shares of Common Stock, $.01 par value per share, to the shareholders of Classy Lady. As a result of the Merger, the former Classy Lady shareholders own, in the aggregate approximately 62% of the outstanding Common Stock of the Registrant, thereby resulting in a change of control of the Registrant.

   The following three principal shareholders of Classy Lady received an aggregate of 22,669,000 shares of Common Stock upon completion of the Merger, representing approximately 56.2% of the total outstanding number of shares of the Registrant: Thomas L. Mehl, Sr., and Anne Marie Mehl (9,197,000 shares or 22.8%); Dr. Nardo Zaias (9,197,000 shares or 22.8%); and Pichit Suvanprakorn (4,275,000 shares or 10.6%).

   In exchange for the issuance of the shares of the Registrant issued pursuant to the Merger, the Registrant obtained all of the stock of Classy Lady, which owns the exclusive licensing rights granted to Classy Lady by Thomas L. Mehl, Sr. for a multiple hair removal technology and by Dr. Nardo Zaias for a laser hair removal technology.

   The Merger was completed in accordance with the terms of the Second Amended and Restated Agreement and Plan of Merger dated as of June 4, 1996 (the "Merger Agreement"). Pursuant to the Merger Agreement, (i) the name of the Registrant was changed to Mehl/Biophile International Corporation, (ii) Thomas
L. Mehl, Sr. ("Mehl"), a principal shareholder of Classy Lady, was elected as Chairman of the Board of Directors, President and Chief Executive Officer of the Registrant; and (iii) the Board of Directors of the Registrant was expanded to seven members, five of whom were designated by Mehl.

   Under the Merger Agreement, James J. Leonard, formerly President of the Registrant, was to have continued as a director of the Registrant. On June 4, 1996 Mr. Leonard resigned as a director, and Paul W. Hartloff, formerly Secretary of the Registrant was elected as his replacement on the Board.

   The Merger as originally negotiated between the parties provided for the issuance of 15 million shares of Common Stock of the Registrant at the Closing of the Merger and up to an additional 10 million shares upon the completion of certain designated milestones. Based on (i) the joint venture agreement entered into by Classy Lady with Laser Industries Ltd., the formation of a joint venture thereunder and the contribution thereto of a promissory note by Laser Industries Ltd., (ii) the acquisition of SLS described in Item 2 below and (iii) the completion of the $10,000,000 private placement described in
Item 5 below, the Board of Directors of the Registrant determined that all of the designated milestones had been met as of the closing of the Merger and the

Registrant issued all 25 million shares of stock to the Classy Lady stockholders at the closing of the Merger.

Item 2. Acquisition or Disposition of Assets.

On June 4, 1996, Classy Lady by Mehl of Puerto Rico, Inc., a privately-held Puerto Rico company ("Classy Lady"), merged with and into a wholly-owned subsidiary of the Registrant (the "Merger"). Terms of the Classy Lady merger are identified under item 1.

   On June 4, 1996, the Registrant completed the purchase of capital stock representing in the aggregate of 81% interest in SLS (Wales) Limited, a privately held Welsh company ("SLS") engaged in developing, manufacturing and selling lasers primarily in the field of hair removal. The consideration for the acquisition of the SLS shares consisted of a cash payment approximately $1.9 million and the assumption of certain liabilities and obligations of SLS and the issuance of 25,044 shares of the Registrant's Common Stock. The portion of the consideration comprised of cash funds paid by the Registrant was derived from a private placement offering of $3,000,000 of 8% Convertible Debentures completed in April 1996. The consideration paid was based upon arms-length negotiations between the Registrant and the holders of the SLS shares.

   SLS holds patents pending, invented by Marc Clement, Ph.D., which are compatible with the Zaias patent exclusively licensed to the Registrant in the field of laser depilation. At its research and manufacturing facility in Wales, SLS has been developing and clinically evaluating laser depilation technology since 1993 and presently manufactures and markets its Chromos 694 ruby laser depilation system. SLS has received European Union (EU) regulatory approval for the manufacture and sale of the Chromos 694 depilation laser in Europe. SLS also provides a mobile laser depilation service in the United Kingdom which allows the Chromos 694 system to be brought directly to hair removal clinics and doctor's offices.

   The Registrant intends to continue the use of the assets of SLS acquired for the development, manufacture and sale of laser systems. Together with SLS, the Registrant is currently negotiating additional joint ventures for the Chromos 694 depilation laser system in New Zealand, Australia, South Africa, Switzerland, Denmark, Germany, France, Spain, United Kingdom, Austria, Bulgaria, Sweden, Holland, Italy, Israel, Egypt, the United Arab Emirates, Thailand, Taiwan, Korea, Japan and Hong Kong. The Registrant also intends to continue offering a range of laser based technologies already established by SLS, including skin resurfacing, wrinkle removal and the treatment of vascular lesions. The SLS Chromos 595 vascular lesion system, which has an installed base in over 60 locations worldwide, also has EU regulatory approval for manufacture and sale in Europe.

   Prior to the acquisition, there was no material relationship between the Registrant and SLS. Marc Clement, a shareholder and executive of SLS, was elected as a director of the Registrant following closing of the acquisition.

Item 5. Other Events.

   On May 15, 1996, the Registrant completed a private placement offering exempt under Regulation D promulgated under the Securities Act of 1933 of 10,000 shares of 5% Cumulative Convertible Series C Preferred Stock, par value $10 per share (the "Series C Preferred Stock"), for an aggregate purchase price of $10,000,000. Holders of the Series C Preferred Stock are entitle to receive dividends payable at the annual rate of 5% per annum.

   The Series C Preferred Stock is convertible into Common Stock of the Registrant at the lesser of (i) 80% of the average market price on the five trading days prior to conversion and (ii) $7.50, but in no event shall be below $3.00. The Registrant agreed to file a registration statement covering the public sale of the shares of Common Stock receivable upon conversion of the Series C Preferred Stock on or before June 30, 1996. The Series C Preferred Stock may not be converted until the earlier of (i) the 90th day following issuance and (ii) the date on which the aforementioned registration statement is declared effective by the Securities and Exchange Commission; provided, however, that no holder is entitled to convert Series C Preferred Stock into Common Stock, if after such conversion, the number of shares of Common Stock beneficially owned by such holder would exceed 4.9% of the issued and outstanding Common Stock of the Registrant.

   The rate of conversion of the Series C Preferred Stock into Common Stock is subject to adjustment if the registration statement described above is not declared effective by the SEC within 90 days after issuance, or if a stop order has been issued regarding such registration statement has been issued or if the Registrant's Common Stock is not listed for quotation on the Nasdaq Small Cap Market.

Item 7. Financial Statements and Pro Forma Financial Information and Exhibits.

   a. Financial Statements of Business Acquired

   b. Proforma Financial Information

     It is impracticable for the Registrant to file the required financial statements and proforma information relative to the acquired business at this time. Such statements and information will be filed as an amendment to Form 8-K as soon as practicable, but no later than 60 days after the date of filing of this report.

   c. Exhibits.

Item 2.1. Second Amended and Restated Agreement and Plan of Merger dated as of June 4, 1996 by and among Selvac Corporation, Classy Lady by Mehl of Puerto Rico, Inc. and Selvac Acquisition Corp.


Item 2.2. Sale and Purchase Agreement dated June 4, 1996 by and among B. Mair and others, and Selvac Corporation.

Item 2.3. Sale and Purchase Agreement dated June 4, 1996 by and between Robert Marc Clement and Selvac Corporation.

                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                       MEHL/BIOPHILE INTERNATIONAL CORPORATION




                                       By:   /s/ Thomas L. Mehl, Sr.
                                             Title:  President



Date:  June 17, 1996

Exhibit 2.1

                             SELVAC CORPORATION,
                           SELVAC ACQUISITION CORP.
                                    and
                    CLASSY LADY BY MEHL OF PUERTO RICO, INC.

                                    SECOND
                              AMENDED AND RESTATED
                               AGREEMENT AND PLAN
                                    OF MERGER




                              Dated as of June 4, 1996

                         AGREEMENT AND PLAN OF MERGER


SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, effective and dated as of June 4, 1996 (the "Agreement"), between and among Selvac Corporation, a Delaware corporation ("Selvac"), and Selvac Acquisition Corp., a Delaware corporation ("Acquisition"), and Classy Lady by Mehl of Puerto Rico, Inc., a Puerto Rico corporation ("Classy Lady").

WHEREAS, the Boards of Directors of Selvac, Acquisition and Classy Lady have approved the merger of Classy Lady with and into Acquisition (the "Merger") pursuant to the terms and conditions set forth in an Agreement and Plan of Merger dated as of January 1, 1996, as amended and restated on February 15, 1996 (the "Original Merger Agreement");

WHEREAS, the parties desire to amend certain terms and conditions of the Original Merger Agreement;

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:



1. The Merger: Effective Time; Surviving Corporation.

  1. The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof) in accordance with the General Corporate Law of 1995 of the Commonwealth of Puerto Rico and the General Corporation Law of the State of Delaware (the "Delaware GCL"), Classy Lady shall be merged with and into Acquisition in accordance with this Agreement and the separate existence of Classy Lady shall thereupon cease. Acquisition shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation").

  2. Effective Time of the Merger. The merger shall become effective at such time (the "Effective Time") as Acquisition shall have filed a copy of the duly executed Certificate of Merger (the "Certificate of Merger") with, and the same shall have been accepted for filing by, the Secretary of State of the State of Delaware. The date on which the Effective Time occurs shall be the "Effective Date." Acquisition and Classy Lady shall each take or cause to be taken all such action and do or cause to be done all such things as are necessary, proper or advisable under the laws of the State of Delaware and the Commonwealth of Puerto Rico to make the Merger effective, subject to the terms and conditions of this Agreement.

  3. Articles of Incorporation. The Articles of Incorporation of Acquisition shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time.

  4. By-Laws. The By-Laws of Acquisition shall be the By-Laws of the Surviving Corporation after the Effective Time.

  5. Directors and officers. The Board of Directors and officers of Acquisition shall be the Board of Directors and officers of the Surviving Corporation after the Effective Time to serve thereafter until their successors are elected and qualified.

2. Conversion of Shares At Effective Time.

  1. Conversion of Shares and Classy Lady Stock.

    a. Each share of Classy Lady Common Stock issued and outstanding immediately prior to the Effective Time shall, as of the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into 1,000 shares of Common Stock of Selvac, $.01 (the "Selvac Common Stock").

    b. No fraction of a share of Selvac Common Stock shall be issued. Each record holder of shares of Classy Lady Common Stock issued and outstanding immediately prior to the Effective Time (the "Classy Lady Stockholders") who would otherwise be entitled to receive a fractional share of Selvac Common Stock (after taking into account all shares of Classy Lady Common Stock then held by such holder) shall receive one extra share of Selvac Common Stock.

    c. The Selvac Common Stock to be received upon the conversion of Classy Lady Common Stock pursuant to the Merger shall be referred to herein as the "Merger Consideration."

    d. Each share of Acquisition's Common Stock, $.01 par value per share, issued and outstanding immediately prior to the Effective Time, shall by virtue of the Merger and without any action on the part of the holder thereof be converted into one share of Common Stock of the Surviving Corporation.

  2. Status of Securities After Effective Time.

    a. From and after the Effective Time, and until surrendered and exchanged, each outstanding certificate formerly representing shares of Classy Lady Common Stock shall be deemed for all purposes (other than the payment of dividends or other distributions, if any, to shareholders of Selvac) to represent the right conferred upon such shares in accordance with Section 2.1
(a) and 2.1(b) above to receive the number of whole shares of Selvac Common Stock. Upon surrender and exchange of each outstanding certificate theretofore representing shares of Classy Lady Common Stock, there shall be paid to the record holders of the certificate or certificates of Selvac Common Stock issued in exchange therefor the amount, without interest thereon, of dividends and other distributions declared and paid to shareholders of record subsequent to the Effective Time with respect to the number of whole shares of Selvac Common Stock represented thereby.

    b. Immediately after the Effective Time, each former shareholder of record of Classy Lady shall exchange their certificates formerly representing shares of Classy Lady Common Stock for certificates representing Selvac Common Stock. Classy Lady is aware that the shares of Selvac Common Stock to be issued to the Classy Lady Stockholders at the Closing are not registered under the Securities Act of 1933 (the "Securities Act"), or any securities law of any state of the United States and may not be transferred without compliance with
(i) the registration provisions of the Securities Act or the availability of an exemption therefrom and (ii) applicable securities laws of any state of the United States. Classy Lady is aware that certificates representing such shares will contain a legend written, printed or stamped on the face thereon stating that the shares are not registered under the Securities Act or applicable state securities laws.

    c. Subject to the provisions of the next sentence, no transfer taxes shall be payable by such holder of former Classy Lady Common Stock in connection with such exchange. If any certificate evidencing Selvac Common Stock is to be registered in any name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of such registration that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer as determined by Selvac, that any applicable securities laws are complied with, and that the person requesting such exchange pay to Selvac any transfer or other taxes required by reason of the issuance of a certificate for shares of Selvac Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of Selvac that such tax has been paid or is not payable.

    d. From and after the Effective Time, the stock transfer books of Classy Lady shall be closed and no transfer of shares of Classy Lady Common Stock shall be made.

  3. Dividends. If Selvac shall, at any time after the date hereof but before the Effective Time, (i) issue a dividend or make a distribution payable in shares of Selvac Common Stock, (ii) combine the outstanding Selvac Common Stock into a smaller number of shares, (iii) subdivide the outstanding Selvac Common Stock, or (iv) reclassify the Selvac Common Stock, then, in any such event, the Merger Consideration to be delivered to holders of Classy Lady Common Stock who are entitled to receive Merger Consideration in exchange for Classy Lady Common Stock shall be adjusted so that each shareholder shall be entitled to receive such Merger Consideration as such shareholder would have been entitled to receive if the Effective Time had occurred prior to the happening of such event (or, if applicable, the record date in respect thereof).

  4. Closing. Subject to the satisfaction or waiver of the conditions set forth herein, the Closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Marks & Murase L.L.P., 399 Park Avenue, New York, New York at 10:00 A.M., New York time promptly after the last to occur of the satisfaction of all of the conditions set forth in

Sections 7 and 8 and which have not been waived, or on such other date, time and place as may be agreed upon in writing by the parties hereto. The date of the Closing is herein referred to as the Closing Date. At the Closing, the parties shall exchange the certificates, opinions, and other documents contemplated by this Agreement in order to ascertain whether the conditions to the parties' obligations to consummate the Merger have been satisfied or any right or condition exists that would permit or require this Agreement to be terminated. The parties shall on the Closing Date or as soon thereafter as practicable cause an executed copy of the Certificate of Merger to be filed in accordance with the laws of the State of Delaware and the Commonwealth of Puerto Rico.

3. Representations and Warranties of Classy Lady. Classy Lady represents and warrants to Selvac and Acquisition as follows:

  1. Organization and Qualification. Classy Lady is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Puerto Rico. Classy Lady has all requisite power and authority to own, lease and operate its properties and carry on its business as now being conducted. Classy Lady does not carry on activities which would require it to be qualified and in good standing as a foreign corporation authorized to do business in any jurisdiction.

  2. Subsidiaries. Classy Lady does not own or control, directly or indirectly, any shares of, or interest in, any corporation, association or other business entity.

  3. Capitalization. The authorized capital stock of Classy Lady consists of 25,000 shares of common stock, no par value per share (the "Classy Lady Common Stock"), 25,000 of which shares of Classy Lady Common Stock will at the Closing be issued and outstanding and are owned of record by the Classy Lady Stockholders in such amounts as are set forth opposite such stockholder's name on Schedule 3.3. To the best knowledge of Classy Lady, each Classy Lady Stockholder owns beneficially the shares of Classy Lady Common Stock set forth opposite such person's name on Schedule 3.3 free and clear of any lien, pledge, hypothecation, mortgage or other encumbrance thereon. All of the issued and outstanding shares of Classy Lady Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as listed on Schedule 3.3, there are no other equity securities or securities convertible into equity securities of Classy Lady outstanding and there are no options, warrants, calls, subscriptions, convertible securities, or other rights or other agreements or commitments of any character whatsoever obligating Classy Lady to issue or sell any shares of its capital stock or any securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of its capital stock or other securities of any kind of Classy Lady. Except as disclosed on Schedule 3.3, there are no voting trusts or other agreements or understandings to which Classy Lady, or to the best knowledge of Classy Lady, any Classy Lady Stockholder, is a party with respect to the voting of the capital stock of Classy Lady.

  4. Agreement. This Agreement, and all other agreements, documents, instruments and certificates to be executed in connection herewith have been duly authorized by the directors of Classy Lady and by the unanimous approval of the Classy Lady Stockholders, and this Agreement has been duly executed and delivered by Classy Lady and constitutes, and such other agreements, documents, instruments and certificates when executed and delivered will constitute, the legal and binding obligation of Classy Lady enforceable in accordance with their terms. The execution and delivery by Classy Lady of this Agreement, and all other agreements, documents, instruments, and certificates contemplated hereby, the consummation of the transactions contemplated hereby, and the performance by Classy Lady of its obligations hereunder and thereunder will not conflict with or result in any violation or termination of, or any default under (either immediately or with notice or lapse of time), or any right to accelerate or the creation of any lien, charge or encumbrance pursuant to, any provision of (a) the certificate of incorporation or by-laws of Classy Lady, (b) any agreement, contract, mortgage, lease, license, note, bond, mortgage, indenture, deed of trust or other instrument to which Classy Lady is a party or by which any of the properties or other assets of Classy Lady is bound, (c) any governmental franchise, license, permit or authorization, or any judgment or order of any tribunal or governmental body applicable to Classy Lady, or any of the properties or other assets of Classy Lady, or (d) any law, statute, decree, rule or regulation of any jurisdiction applicable to Classy Lady. No authorization, consent or approval of, or declaration of, filing with or notice to any governmental body or authority by Classy Lady is required to be obtained or made Classy Lady in connection with the execution of this Agreement by Classy Lady, the consummation by Classy Lady of the transactions contemplated hereby or the performance by Classy Lady of its obligations hereunder, other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the filing in the Department of State for the Commonwealth of Puerto Rico of the Certificate of Merger issued by the Secretary of State of Delaware.

  5. Title to Property, Absence of Encumbrances, etc.  Set forth in Schedule
3.5 is a complete and accurate list of (a) all real property leased by Classy Lady, and (b) all machinery, equipment, tools, furniture and fixtures owned or leased by Classy Lady, and of all mortgages, liens and material encumbrances to which such real property, machinery, equipment, tools, furniture and fixtures are subject. Except for leased property and as specified in such
Schedule 3.5, Classy Lady has good, valid and marketable title to all assets, real or personal, tangible or intangible, owned or used by it, respectively, free and clear of all mortgages, pledges, liens, security interests or encumbrances of any nature (other than liens for taxes, assessments or other governmental charges not yet due and payable, or presently payable without penalty or interest), except for such leases and such mortgages, liens and encumbrances, or as otherwise disclosed in Schedule 3.5 or other Schedules to this Agreement.

  6. Patents, Trademarks, etc. Schedule 3.6 contains a complete and correct list including the number and date thereof, of all patents, trademarks registered or claimed by Classy Lady, trade names and registered copyrights owned or used by, or registered in the name of, Classy Lady, and of all applications for patents or for registration of trademarks, trade names or copyrights made by Classy Lady, or by any of its employees for the benefit of Classy Lady. Except as otherwise indicated on Schedule 3.6, Classy Lady is the registered and beneficial owner of all such patents, trademarks, trade names and registered copyrights, free and clear of any license, royalty, lien, encumbrance or other interest of any third party. Other than as set forth on
Schedule 3.6, there is no existing, pending threatened claim by Classy Lady against any third party for infringement, misuse or misappropriation of any patent, trademark, trade name, copyright or other intellectual property (including without limitation any trade secrets or know-how) owned by Classy Lady or in which Classy Lady has an interest. There is no existing, pending or, to the knowledge of Classy Lady, threatened, action, suit, or proceeding against Classy Lady for infringement, misuse or appropriation by Classy Lady of any patent, trademark, trade name, copyright or other intellectual property (including without limitation any trade secret or know-how) owned by any third party or, to the knowledge of Classy Lady, any basis therefor.

  7. Employee Remuneration, etc.

    a. Schedule 3.7 lists the current salaries, bonuses, or any other form of compensation paid (together with pending or anticipated increases therein) to each director, officer, or employee, of Classy Lady, including any bonuses which Classy Lady has promised or currently anticipates paying to any such person. No officer or other key employee of Classy Lady has indicated an intention to Classy Lady to terminate his or her employment with Classy Lady.

    b. Schedule 3.7 also lists each officer or employee of Classy Lady who has entered into an employment contract, consulting contract or other special arrangement with Classy Lady, and true and complete copies of all such contracts and descriptions of all such arrangements have been previously delivered to Selvac.

    c. Except as set forth on Schedule 3.7, Classy Lady has not entered into any agreement or arrangement with any employees of Classy Lady to pay such employee any amount beyond such individual's regular salary as an inducement to remain as an employee until, or contingent upon, the execution of this Agreement or the consummation of the transactions contemplated hereby.

  8. Officers, Directors, and Bank Accounts. Schedule lists as of the date hereof (a) the names of all directors and officers of Classy Lady and (b) the name and location of each bank or other institution in which Classy Lady has any account or safe deposit box, the number or other identification thereof and the names of all persons authorized to draw thereon or have access thereto.

  9. Environmental Matters.

    a. As of the date of this Agreement, there is not with respect to any Environmental Matter (as such term is defined below), related to or which affects or might affect Classy Lady or any of the transactions contemplated by this Agreement: (i) any judicial or administrative action, suit, order, proceeding or governmental investigation concerning or against Classy Lady pending or to the knowledge of Classy Lady threatened before any court or tribunal or governmental instrumentality, (ii) any citation, summons, directive, order or notice of violation of any law, decree, rule, regulation or order against Classy Lady or to which Classy Lady is a party, (iii) any lien on Classy Lady property arising from or related to Environmental Matters, or to the knowledge of Classy Lady any governmental action resulting or which is likely to result in the imposition of any such lien on any of the properties owned or leased by Classy Lady or (iv) to the best knowledge of Classy Lady, any basis for any of the foregoing.

    b. Schedule 3.9 lists, together with the date of expiration thereof, all currently effective registrations, permits, licenses, authorizations and approvals issued to Classy Lady by or on behalf of any federal, state or local governmental body or agency with respect to Environmental Matters. True and complete copies of all such registrations, permits, licenses, authorizations and approvals have been previously delivered to Selvac. Such registrations, permits, licenses, authorizations and approvals constitute all those necessary for the lawful conduct of Classy Lady's business as presently conducted with respect to Environmental Matters and there is no administrative action or other proceeding pending or, to the best of Classy Lady's knowledge, threatened to revoke or suspend any such registration, permit, license, authorization or approval.

    c. No Hazardous Substances (as such term is defined below) arising out of the operations of Classy Lady have been generated, treated, released, stored, discharged, disposed of or deposited on any of the premises now or previously utilized by Classy Lady (whether directly or indirectly through a third party) or at any other location, except as permitted by current applicable laws and regulations. All storage facilities, whether above or below ground, and associated piping and equipment located on the premises of Classy Lady are in sound condition and free of leaks which may result or have resulted in any release of Hazardous Substances.

    d. As used herein, the term "Environmental Matters" refers to all matters relating to ground, air and water pollution or discharge, solid or hazardous wastes, toxic, hazardous or polluting substances, transportation, occupational health, product liability, the transport, storage, recycling or disposal of waste (including, without limitation, garbage, refuse, sludge and other discarded materials, whether solid, liquid, semisolid or gaseous and whether on-site or off-site), ground water and soil monitoring, and discharge or emission of pollutants, contaminants or by-products (including, without limitation, dredged soil, solid wastes, incinerator residue, sewage, garbage, sewage sludge, chemical wastes, biological materials, radioactive materials, heat, wrecked or discarded equipment, industrial waste, chemicals, metals or other substances), whether such pollution or discharge was caused by (i) Classy Lady, (ii) any third party arising from transport, storage, disposal or treatment, whether on-site or offsite, on behalf of Classy Lady, (iii) any lessee or sublessee of any real property owned or leased by Classy Lady, or
(iv) any partnership, joint venture or other similar business arrangement to which Classy Lady is a party.

    e. As used herein, the term "Hazardous Substances" shall have the meaning assigned to such term in Section 101(14) of the comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., but shall also include petroleum hydrocarbons and any substance defined as hazardous or toxic by any state, local or territorial regulatory agency having jurisdiction.

  10. Litigation. Other than in regard to any Environmental Matter or as set forth on Schedule 3.10, there is no judicial or administrative action, suit, proceeding or governmental investigation pending or, to the knowledge of

Classy Lady, threatened before any court or tribunal or governmental instrumentality, or any citation, order or notice of violation of any law, decree, rule or regulation, by or against Classy Lady, or any of Classy Lady's properties, which relates in any way to Classy Lady or to Classy Lady's business, properties, assets or operations, or which has or is likely to result in an imposition of a lien on any of the properties or assets owned or leased by Classy Lady, or which question the validity of this Agreement or any action to be taken in connection herewith, nor is there any such action, suit, proceeding or investigation, pending or to the knowledge of Classy Lady, threatened, which involves any director, officer, employee, consultant or independent contractor of Classy Lady in its or his or her capacity as such. Except as set forth in Schedule 3.10, neither Classy Lady nor any property or assets of Classy Lady is subject to any judicial or administrative order, judgment, injunction or decree nor has Classy Lady been a party to any litigation, including without limitation any product or professional liability litigation, within the last two years.

  11. Compliance with Other Instruments and Laws. As of the date hereof, Classy Lady is not in violation of any provision of (a) its charter or by-laws, or (b) any agreement, contract, mortgage, lease, license or other instrument, governmental franchise, license, permit or authorization, judgment or order of any tribunal or governmental body, or law, statute, decree, rule or regulation applicable to it or any of its properties or to which it is a party or by which it is bound which violation in any case would reasonably be expected to impair Classy Lady's ability to operate its business in a manner consistent with past practice.

  12. Contracts, etc. Schedule 3.12 contains a complete and correct list, of each

    a. contract for the employment of any person by Classy Lady (including any management or consulting agreement) not listed on Schedule 3.7,

    b. profit sharing, bonus, deferred compensation, stock option, severance pay, pension, retirement or similar plan, agreement or arrangement of Classy Lady,

    c. mortgage, debenture, note or installment obligation, or other instrument or contract for the borrowing or lending of money by Classy Lady, including without limitation any agreement or arrangement relating to the maintenance of compensating balances or the availability of a line of credit,

    d. license agreement (including without limitationary patent license agreement), sales agency agreement or distribution agreement to which Classy Lady is a party,

    e. guaranty of any obligation by Classy Lady,

    f. agreement for the sale of any properties or assets by Classy Lady,

    g. contract, purchase order or other agreement for the purchase of machinery, equipment, tools, raw materials furniture or fixtures with an aggregate consideration of more than $5,000,

    h. secrecy or invention agreement under which Classy Lady, or, to Classy Lady's knowledge, any of the present officers or employees of Classy Lady has any obligation and relating to the business of Classy Lady,

    i. agreement of Classy Lady with, or loan or advance by Classy Lady to or from, or other obligation of Classy Lady to or from any officer or director of Classy Lady,

    j. lease of real or personal property with Classy Lady as lessor or lessee, involving rents of more than $5,000 per year,

    k. agreement or arrangement limiting the freedom of Classy Lady or, to the knowledge of Classy Lady, any of the present officers or employees of Classy Lady to compete in any line of business similar to Classy Lady's business, with any person or other entity or in any geographical area,

    l. joint venture agreement or partnership, profit sharing or other agreements to which Classy Lady is a party,

    m. contract commitment or agreement not referred to above in this Section
3.12 or in any other Schedule to this Agreement and any one of which involves aggregate payments by or to Classy Lady of $5,000 or more.

       All such contracts and agreements are, with respect to Classy Lady, valid, binding and in full force and effect; Classy Lady is not in any default thereunder which can reasonably be expected to cause termination of such contract or any additional liability to Classy Lady under such contract; to the best knowledge of Classy Lady, no event has occurred which, whether with notice, lapse or time or otherwise, would constitute such a default by Classy Lady thereunder; and Classy Lady has not received any notice of cancellation or termination thereunder.

       Except as disclosed in Schedule 3.12 hereto, no consent of any party or the payment of any penalty or incurrence of any additional obligation or change of any terms is necessary so that all rights of Classy Lady under contracts extending beyond the Closing Date shall continue unimpaired on and after the Closing.

  13. Taxes.  Except as set forth on Schedule 3.13:

    a. Classy Lady has timely filed (giving due regard to permitted extensions) all Tax (as defined below) returns and reports required to be filed by it, which returns and reports are consistent with the books and records of Classy Lady. All Taxes due and payable as shown on such returns have been paid in full. There is no tax lien upon any property or assets of Classy Lady except liens for current Taxes not yet due. There are no pending audits or outstanding proposed adjustments with respect to such returns.

    b. No deficiency for any other Tax has been asserted or assessed against Classy Lady, and there are no unresolved claims concerning, or proceedings or actions pending, which relate to either the Tax liability of Classy Lady or the collection or assessment of Tax for any period for which returns covering Classy Lady have been filed or were due.

    c. Classy Lady has duly and timely withheld from all salaries, wages and other compensation of its respective employees and has duly and timely paid over to the appropriate governmental authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

    d. "Tax" shall mean any federal, state and local income, franchise, sales and use, property, excise, stamp, transfer, withholding, social security, unemployment insurance, employment or other tax or governmental charge of Classy Lady, imposed by the United States or any state, territory or locality therein, including any penalty, addition to tax or interest with respect to such tax.

  14. Permits. Classy Lady has obtained and holds all licenses, permits, authorizations, consents and orders or approvals of all federal, state, territorial or local governmental or regulatory bodies that are necessary for the lawful conduct of its business (the "Permits"), including without limitation permits to operate machinery, or to store, handle, utilize or dispose of raw materials (including without limitation hazardous materials) and waste. All of the Permits are listed on Schedule 3.14 and are validly issued and in full force and effect and Classy Lady is in compliance therewith. No proceeding is pending or, to the best knowledge of Classy Lady, threatened which seeks or may result in canceling, suspending, restricting or modifying any Permit.

  15. Employee Benefit Plans and Arrangements and Compliance with ERISA.

    a. Schedule 3.15 hereto sets forth all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, which are or have been maintained, contributed to or sponsored by Classy Lady for the benefit of any current or former employee, officer or director of Classy Lady or under which any current or former employee, officer or director of Classy Lady claims any benefits or rights (collectively, the "Plans"). Each Plan is in writing and Classy Lady has furnished Selvac with a true and complete copy of each Plan and a true and complete copy of each material document prepared in connection with each such Plan.

  16. Insurance. Schedule 3.16 lists all insurance policies to which Classy Lady is a party or which relate to the employees of Classy Lady (the "Insurance Policies") and sets forth for each such Insurance Policy the name of the insurer, the coverage limit, the amount and frequency of payment of the premium, and the term of the policy and, on attachments if necessary, a claims history for each Insurance Policy since January 1, 1993. The Insurance Policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the Closing have been paid or will be paid when due, and no notice of cancellation or termination has been received with respect to any Insurance Policy. The Insurance Policies provide coverage that is in compliance with all material requirements of law and of all material agreements to which Classy Lady is a party, are valid, outstanding and enforceable policies, and provide adequate insurance coverage for Classy Lady and the operations of its business.

  17. Other Liabilities. Classy Lady does not have any liabilities or obligations (direct or indirect, contingent or absolute, matured or unmatured) of whatever nature, whether arising out of contract, tort, statute or otherwise, except liabilities and obligations (a) disclosed in the Schedules to this Agreement, or (b) incurred in the ordinary course of business which do not singly or in the aggregate with respect to similar liabilities involve an amount greater than $5,000.

  18. Brokers. No finder, broker, agent or other intermediary has acted on behalf of Classy Lady in connection with this Agreement or the transactions contemplated hereby for whose fees Classy Lady is liable.

  19. Absence of Certain Payments. Neither Classy Lady nor to the best of Classy Lady's knowledge, any officers, directors, employees, agents, representatives, or independent contractors of Classy Lady has made, or arranged for the making of, any unlawful payment to any official, officer or employee of any Federal, state, county, municipal or other governmental or regulatory body or authority or any self-regulatory body or authority, or made any payment to any customer or supplier of Classy Lady or any officer, director, partner, employee or agent of any customer or supplier, for the unlawful sharing of fees or to any such customer or supplier or any such officer, director, partner, employee or agent for the unlawful rebating of charges, or engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent, in respect of Classy Lady.

  20. Disclosure. This Agreement, the Schedules hereto, and any other information furnished or to be furnished by Classy Lady to Selvac in connection with this Agreement and the transactions contemplated hereby do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not false or misleading.

4. Representations and Warranties of the Selvac. Selvac represents and warrants to Classy Lady as follows:

  1. Organization and Qualification. Each of Selvac and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite power and authority to own, lease and operate its properties and business as it is now being conducted. Selvac is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where the failure to be so qualified would have a material adverse effect on the business or assets of Selvac. Acquisition conducts no business activities and is not required to be qualified to do business as a foreign corporation in any Jurisdiction.

  2. Agreement. The execution, delivery and performance of this Agreement, and all other agreements, documents, instruments and certificates contemplated hereby are within the corporate power and corporate authority of Selvac and Acquisition and have been authorized by all necessary corporate action by Selvac and Acquisition, and this Agreement has been duly executed and delivered by Selvac and Acquisition and constitutes, and such other agreements, documents, instruments certificates when executed and delivered will constitute the legal and binding obligation of Selvac and Acquisition enforceable in accordance with its terms. The execution and delivery by Selvac and Acquisition of this Agreement, and all other agreements, documents, instruments and certificates contemplated hereby, the consummation of the transactions contemplated hereby, and the performance by Selvac and

Acquisition of their respective obligations hereunder and thereunder will not conflict with or result in any violation or termination of (either immediately or with notice or lapse of time), or any right to accelerate or the creation of any lien, change or encumbrance pursuant to, any provision of (a) the certificate of incorporation or by-laws of Selvac or Acquisition, as applicable, (b) any governmental franchise, license, permit or authorization, or any judgment or order of any tribunal or governmental applicable to Selvac or Acquisition, or any of Selvac's or Acquisition's properties or other assets, (c) any law, statute, decree, rule or regulation of any jurisdiction or (d) any agreement, contract, mortgage, lease, license, note, bond, indenture, deed of trust or other instrument to which Selvac or Acquisition is a party or by which any of the properties or other assets of Selvac or Acquisition is bound. The issuance of the Selvac Common Stock pursuant to this Agreement has been duly and validly authorized and the Selvac Common Stock, when issued pursuant hereto, will be validly issued, fully paid and non-assessable. Other than filings or notices which may be necessary to comply with federal and state securities law, no authorization, consent or approval of, or declaration of, filing or registration with or notice to any governmental body or authority by Selvac or Acquisition is required to be obtained or made by Selvac or Acquisition in connection with the execution of this Agreement by Selvac and Acquisition, the consummation by Selvac and Acquisition of the transactions contemplated hereby, the valid offer, issue, sale or delivery of the Merger Consideration or the performance by Selvac or Acquisition of their obligations hereunder.

  3. Capitalization. (a) The authorized capital stock of Selvac consists of 20,000,000 shares of Common Stock, $.01 par value (the "Selvac Common Stock"), of which 15,199,098 shares are issued and outstanding as of May 29, 1996, and 200,000 Shares of Serial Preferred Stock, of which 4,000 shares of 12% Series A Preferred Stock, 2500 shares of 12% 1985 Series Preferred Stock and 10,000 shares of Series C, 5% Cumulative Convertible Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Selvac Common Stock, 12% Series A Preferred Stock, 12% 1985 Series Preferred Stock and Series C 5% Preferred Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except for outstanding common stock purchase warrants to purchase 375,646 shares of Selvac Common Stock as of May 29, 1996 and shares of Common Stock receivable upon the conversion of an aggregate of $3,000,000 principal amount of 8% Convertible Debentures and the interest accrued thereon, there are no other equity securities or securities convertible into equity securities of Selvac outstanding and there are no options, warrants, calls, subscriptions, or other rights or other agreements or commitments of any character whatsoever obligating Selvac to issue or sell any shares of its capital stock or any securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of its capital stock or other securities of any kind of Selvac. To the best knowledge of Selvac, there are no voting trusts or other agreements or understandings to which Selvac or any of its shareholders is a party with respect to the voting of the capital stock of Selvac.

     a. The authorized capital stock of Acquisition consists of 1,000 shares of Common Stock, $.01 par value, (the "Acquisition Common Stock"), of which 100 shares are issued and outstanding and owned by Selvac. All of the issued and outstanding shares of Acquisition Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.
There are no options, warrants, calls, subscriptions, or other rights or other agreements or commitments of any character whatsoever obligating Acquisition to issue or sell any shares of its capital stock or any securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of its capital stock or other securities of any kind of Acquisition. There are no voting trusts or other agreements or understandings to which Selvac or Acquisition is a party with respect to the voting of the capital stock of Acquisition.

  4. Financial Statements. Selvac has previously delivered to Classy Lady true and complete copies of the audited balance sheets of Selvac as of May 31, 1995 and the related statements of income, retained earnings and cash flows for such years then ended. Such statements, including the notes to such statements, are referred to herein collectively as the "Selvac Financial Statements". The Selvac Financial Statements and all other financial statements of Selvac included in the Filings (as defined below) complied as to form with applicable accounting requirements and the rules of regulations of the Securities and Exchange Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified, and present fairly the financial position of Selvac as of the respective dates specified and the results of operations and changes in financial position of Selvac for the respective periods specified.

  5. No Adverse Change. Since May 31, 1995 there has not been any material adverse change in the financial condition, operations, business or prospects of Selvac.

  6. Compliance with Other Instruments and Laws. Neither Selvac nor Acquisition is in violation of any provision of (a) its charter or by-laws, or
(b) any agreement, contract, mortgage, lease, license or other instrument, governmental franchise, license, permit or authorization, judgment or order of any tribunal or governmental body, or law, statute, decree, rule or regulation applicable to it or any of its properties or to which it is a party or by which it is bound, which violation in any case would reasonably be expected to impair the ability of Selvac to operate its business in a manner consistent with past practice.

  7. Filings. Selvac has filed all documents required to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the requirements of the Securities Act, the Securities Exchange Act of 1934, and the Rules and Regulations promulgated thereunder, true and complete copies of which for Selvac's 1994 and 1995 fiscal years have been delivered to Classy Lady (the "Filings"). The Filings complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act, as applicable and did not contain on the respective dates of filing thereof any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

  8. Brokers. No finder, broker, agent or other intermediary has acted on behalf of Selvac or the Acquisition in connection with this Agreement or the transactions contemplated hereby for whose fees Classy Lady are liable.

  9. Absence of Certain Payments. Neither Selvac nor to the best of Selvac's knowledge, any officers, directors, employees, agents, representatives, or independent contractors of Selvac has made, or arranged for the making of, any unlawful payment to any official, officer or employee of any Federal, state, county, municipal or other governmental or regulatory body or authority or any self-regulatory body or authority, or made any payment to any customer or supplier of Selvac or any officer, director, partner, employee or agent of any customer or supplied, for the unlawful sharing of fees or to any such customer or supplier or any such officer, director, partner, employee or agent for the unlawful rebating of charges, or engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, or agent, in respect of Selvac.

  10. Litigation. Other than as set forth in the Filings, there is no judicial or administrative action, suit, proceeding or governmental investigation pending or, to the knowledge of Selvac or Acquisition, threatened before any court or tribunal or governmental instrumentality, or any citation, order or notice of violation of any law, decree, rule or regulation, by or against Selvac or Acquisition or any of their respective properties, or which relates in any way to Selvac's or to Acquisition's business, properties, assets or operations, or which has or is likely to result in an imposition of a lien on any of the properties or assets owned or leased by Selvac or Acquisition, or which question the validity of this Agreement or any action to suit, proceeding or investigation, pending or to the knowledge of Selvac or Acquisition, threatened, which involves any director, officer, employee, consultant or independent contractor of Selvac or Acquisition in its or his or her capacity as such.

  11. Disclosure. This Agreement, the Filings, the Selvac Financial Statements and any other information furnished or to be furnished to Classy Lady in connection with this Agreement and the transactions contemplated hereby does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not false or misleading.

5. Covenants of Classy Lady.  Classy Lady covenants as follows:

  1. Action to Closing. From the date of this Agreement until the Effective Time, Classy Lady will:

    a. conduct its business only in the ordinary course, in substantially the manner as heretofore conducted and in accordance with all laws, rules, regulations, orders, approvals, authorizations, exemptions and registrations,

    b. maintain all right, title and interest in all of its assets, including all patents, patent assignments and licenses,

    c. perform in all material respects all of the respective obligations under all contracts listed in Schedule 3.12,

    d. use its best efforts to keep available the services of Classy Lady's present officers and employees,

    e. not, without the prior written consent of Selvac, take any action or engage in any transaction not expressly permitted by this Section 5.1 or otherwise contemplated by this Agreement which would cause any of the representations and warranties made by Classy Lady herein to be untrue as of the Effective Time or a breach of the terms and conditions of this Agreement; provided, however, that it is agreed and understood by the parties hereto that Classy Lady's continuation of the ongoing business negotiations which it has been conducting with Laser Industries, Ltd. and L.L. Knickerbocker, Inc. in connection with joint ventures for the Classy Lady laser hair removal technology shall not constitute a violation of this Section 5.1.

  2. Access and Information. Classy Lady will afford Selvac and Selvac's employees, accountants, counsel and other authorized representatives reasonable access during business hours to Classy Lady's properties, books and records as Selvac may from time to time reasonably request.

  3. Publicity; Confidentiality.

    a. Except as may be required to comply with applicable federal or state securities laws, prior to the Effective Time Classy Lady will not, without the consent of Selvac, issue or cause the publication of any press release or other public announcement with respect to this Agreement after the date hereof.

    b. Classy Lady agrees, and shall cause each stockholder, director, officer and key employee of Classy Lady to agree, that such person shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others, all confidential matters including, without limitation, "know-how", trade secrets, customer lists, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of manufacture, technical processes, designs and design projects, inventions and research projects and other business affairs ("Confidential Information") of Selvac and its affiliates learned by such person, heretofore or hereafter and which have not been publicly disclosed, and shall not disclose them to anyone outside of Classy Lady or Selvac and their affiliates, without Selvac's express written consent.

  4. Best Efforts. Classy Lady agrees to use its best efforts to satisfy the conditions to the obligations of Selvac hereunder set forth in Section 8.

  5 Negotiation with Other Parties. Neither Classy Lady, nor any director, officer or stockholder of Classy Lady will participate in any negotiations with any third party for the acquisition of all or any part of Classy Lady or its assets prior to the Effective Time or the prior termination of this Agreement pursuant to Section 10.3. Classy Lady will report to Selvac any contacts or indications of interest from any third party with respect to such acquisition.

6. Covenants of Selvac.  Selvac covenants as follows:

  1. Action to Closing. From the date of this Agreement until the Effective Time, Selvac will:

    a. operate its business in the ordinary course consistent with past practice;

    b. not amend the terms of any Selvac capital stock or any other securities of Selvac;

    c. not amend the Certificate of Incorporation or Bylaws of Selvac, except as may be necessary to permit an increase in the number of shares of authorized capital stock and to change the name of Selvac as provided in
Section 6.9;

    d. promptly advise Classy Lady in writing of any change or event having, or which, insofar as can reasonably be foreseen, would have, a material adverse effect on Selvac without regard to whether such change or event would be permitted hereunder. Selvac shall promptly provide Classy Lady with copies of all filings made by Selvac with the Commission or any other governmental entity in connection with this Agreement and the transactions contemplated hereby; and

    e. not, without the prior written consent of Classy Lady, take any action or engage in any transaction not expressly permitted by this Section 6.1 or otherwise contemplated by this Agreement which would cause any of the representations and warranties made by Selvac and Acquisition herein to be untrue as of the Effective Time or a breach of the terms and conditions of this Agreement.

  2. Negotiation with Other Parties and Sale of Stock. Prior to the Effective Time or the prior termination of this Agreement pursuant to Section 10.3, neither Selvac nor any director or officer of Selvac will participate in any negotiations with any third party for the acquisition of all or substantially all of the assets of Selvac or relating to any transaction upon the consummation of which Selvac would not be the surviving entity. Selvac will report to Classy Lady any contacts or indications of interest from any third party with respect to such acquisition.

  3. Reorganization. Prior to the Effective Time, acquisition will engage in no business, and will not assume any substantial assets or liabilities.

  4. Directors and Officers. Effective as of the Closing, (a) the Board of Directors shall consist of seven members: Allan Borkowski, James Leonard, Thomas L. Mehl, Sr. ("Mehl") and four individuals designated prior to the Effective Time by Mehl, and (b) Mehl shall be appointed as Chairman of the Board of Directors and Chief Executive Officer of Selvac.

  5. Best Efforts. Selvac will use its best efforts to satisfy the conditions to the obligations of Classy Lady hereunder set forth in Section 7.

  6. Tax-Free Reorganization. Selvac shall not take any action which causes the transactions contemplated hereby not to be treated as a tax-free reorganization under the Code.

  7. Publicity; Confidentiality.

    a. Prior to the Effective Time, Selvac shall allow Classy Lady to review and give comments on any press release or other public announcement regarding Selvac prior to the public release of such information.

    b. Prior to the Effective Time, Selvac agrees to maintain the confidentiality of any non-public Confidential Information furnished by Classy Lady to it in connection with the transactions contemplated by this Agreement. If this Agreement is terminated, Selvac shall return to Classy Lady all written Confidential Information provided by Classy Lady and agrees not to use such information in conducting its business unless such information ceases being non-public information. Notwithstanding the foregoing, Selvac may disclose such information if required to do so by law or governmental order.

  8. Access to Classy Lady. Prior to the Effective Time, Selvac shall give Classy Lady and its employees, accountants, counsel and other representatives full access to the properties, book and records of Selvac as may reasonably be requested by Classy Lady from time to time.

  9. Amendments to Certificate. Selvac shall take all actions as are necessary to amend its Certificate of Incorporation to (a) increase its authorized capital stock to permit the issuance of the Selvac Common Stock required to be issued pursuant to Section 2.1 and (b) to change its name, as of the Effective Time, to "Mehl/Biophile International Corporation."

7. Conditions to the Obligations of Classy Lady. The obligations of Classy Lady to effect the transactions contemplated hereby are subject to the fulfillment to its satisfaction, prior to the Effective Time of the following conditions:

  1. Representations and Warranties. The representations and warranties of Selvac and Acquisition contained herein shall have been true and correct when made and shall be true and correct at and as of the Effective Time as though such representations and warranties were made at and as of the

  2. Performance. Selvac and Acquisition shall have performed and complied with each covenant or condition required by this Agreement to be performed or complied with by it before or at the Effective Time.

  3. Closing Certificate. Selvac and Acquisition shall have delivered to Classy Lady a certificate, dated the Effective Date and executed by a principal executive or financial officer of each of Selvac and Acquisition, certifying that the conditions specified in Sections 7.1 and 7.2 have been fulfilled.

  4. Opinion of Counsel. Classy Lady shall have received from counsel for Selvac an opinion, dated the Effective Date, addressed to Classy Lady and in a form reasonably acceptable to counsel of Classy Lady as to the matters set forth in Sections 4.1, 4.2 and 4.3 hereof and as to the effect of the consummation of the Merger.

  5. No Order. No governmental entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, order, decree or injunction which has the effect of preventing the Merger or making the transactions contemplated hereby illegal.

8. Conditions to the Obligations of Selvac. The obligations of Selvac and Acquisition to effect the transactions contemplated hereby are subject to the fulfillment to its satisfaction, before or at the Effective Time, of the following conditions:

  1. Representations and Warranties. The representations and warranties of Classy Lady contained in this Agreement (including the Schedules hereto) shall have been true and correct when made and shall be true and correct in all material respects at and as of the Effective Time as though such representations and warranties were made at and as of the Effective Time.

  2. Performance. Classy Lady shall have performed and complied with each covenant and condition required by this Agreement to be performed or complied with by them before or at the Effective Time.

  3. Closing Certificate. Classy Lady shall have delivered to Selvac a certificate, dated the Effective Date and executed by Classy Lady, certifying that the conditions specified in Sections 8.1 and 8.2 have been fulfilled.

  4. Opinion of Counsel. Selvac shall have received from counsel for Classy Lady an opinion, dated the Effective Date, addressed to Selvac and in a form reasonably acceptable to counsel for Selvac as to the matters set forth in Sections 3.1, 3.3 and 3.4 hereof and as to the effect of the consummation of the Merger.

  5. No Dissenting Shares. No Classy Lady Stockholder shall have perfected their dissenters, rights of appraisal as provided by the Delaware GCL or the General Corporate Law of 1995 of the Commonwealth of Puerto Rico.

  6. Fairness Opinion. Selvac shall have received an opinion from a reputable investment banking firm that the proposed transaction with Classy Lady is fair to the shareholders of Selvac from a financial point of view.

9. Survival of Representations and Warranties. The representations and warranties contained in Sections 3 and 4 of this Agreement shall survive any investigation by either party but shall expire and be extinguished on the Closing Date.

10. Additional Covenants

  1. (a) Issuance of Additional Shares. In the event that the Surviving Corporation or Selvac sells its ownership interest in either the Joint Venture with Laser Industries Ltd. or all or substantially all of its ownership interest in a second joint venture or business combination which is entered into to commercialize laser hair removal technology (collectively, the "Joint Ventures") for the sum of up to $50,000,000, the Designated Recipients shall receive no additional compensation other than the aforementioned additional shares of Selvac Common Stock.

    a. In the event that the Surviving Corporation or Selvac sells its ownership interest in either of the Joint Ventures for between the sum of up to $50,000,001 to $100,000,000, the Designated Recipients shall also receive 25% of the proceeds from such sale between $50,000,000 and $100,000,000.

    b. In the event that the Surviving Corporation or Selvac sells its ownership interest in either of the Joint Ventures for any sum over $100,000,000.00, the Designated Recipients shall also receive 50% of the proceeds from such sale over $100,000,000.00.

  2. Settlement of Litigation.  Effective as of the Closing, Selvac and Thomas
L. Mehl, Sr. agree to enter into a settlement agreement and release whereby Civil Action No. 91-10868Z filed in the Federal District Court of Massachusetts, will be dismissed with prejudice to the parties thereto and both parties shall release each other in full in connection with any claims arising out of the subject matter of such litigation.

11. General Provisions.

  1. Modification; Waiver. This Agreement may be modified only by a written instrument executed by the parties herein. Any of the terms and conditions of this Agreement may be waived in writing at any time on or before the Closing Date by the party entitled to the benefits thereof.

  2. Entire Agreement, etc. This Agreement, together with the schedules and exhibits hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

  3. Termination.  This Agreement may be terminated:

    a. at any time before the Effective Time by mutual consent of Selvac and Classy Lady; or

    b. by either Selvac or Classy Lady in writing, if the Closing shall not have occurred on or before the earlier of (i) August 1, 1996 or (ii) all of the conditions set forth in Sections 7 and 8 have been satisfied that the non-occurrence of the Closing is not attributable to a breach of the terms hereof by the party seeking termination.

  4. Expenses. Whether or not the transactions contemplated herein shall be consummated, each party shall pay its own expenses incident to the preparation and performance of this Agreement.

  5. Further Actions. Each party shall execute and deliver such certificates, agreements and other documents and take such other actions as may reasonably be requested by the other party in order to consummate or implement the transactions contemplated hereby.

  6. Notice. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, telecopied or mailed, registered mail, first-class postage paid, return receipt requested, or any other delivery service with proof of delivery:

          If to Classy Lady:

               Classy Lady by Mehl of Puerto Rico, Inc.
               c/o M.C.M. Group, Inc.
               4020 Newberry Road, Suite 400
               Gainesville, Florida 32607
               Attention:  Thomas L. Mehl, Sr.

          with a copy to:

               Kevin Leary, Esq.
               4020 Newberry Road, Suite 400A
               Gainesville, Florida 32607


          If to Selvac:

               Selvac Corporation
               1 Horizon Road
               Fort Lee, New Jersey 07024
               Attention:  Allan Borkowski


          with a copy to:

               Marks & Murase L.L.P.
               399 Park Avenue
               New York, New York 10022
               Attention:  Alan J. Bernstein, Esq.

or to such other address or to such other person as either party hereto shall have last designated by notice to the other party.

  7. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but shall not be assignable, by operation of law or otherwise, by either party hereto without the prior written consent of the other party.

  8. Counterparts. This Agreement may be executed in several counterparts, each of which is an original but all of which shall constitute one instrument.

  9. Headings. The section and other headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

  10 Governing Law. The validity, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

  11. Separability. Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                       SELVAC CORPORATION


                                       By:  Allan Borkowski
                                            Name:
                                            Title:


                                       SELVAC ACQUISITION CORP.


                                       By:  Allan Borkowski
                                            Name:
                                            Title:


                                       CLASSY LADY BY MEHL
                                        OF PUERTO RICO, INC.


                                       By:  Thomas L. Mehl, Sr.
                                            Name:
                                            Title:

Exhibit 2.2

I N D E X




1.  Interpretation                                                 1

2.  Sale of Shares                                                 3

3. Consideration                                                   3

4. Completion                                                      3

5.  Warranties                                                     6

6.  Non-Competition Covenant                                       6

7.   Contingent Patent Payments                                    8

8. General Provisions                                              9

9.  Costs                                                         10

10. Notices                                                       10

11. Press Announcements                                           10

12. Governing Law                                                 11

The following schedules have not been included with this filing. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the commission upon request.

SCHEDULE 1                                                        12
  Vendors

SCHEDULE 2                                                        13
  Information concerning the Company

SCHEDULE 3                                                        15
  The Property

SCHEDULE 4                                                        16
  Loans to be Repaid

SCHEDULE 5                                                        17
  Warranties

SCHEDULE 6                                                        21
  Disclosure Bundle Documents

THIS AGREEMENT is made the 4th day of June One Thousand Nine Hundred and Ninety Six
B E T W E E N:-


(1) The persons whose names and addresses are set out in Schedule 1 ("the Vendors")


(2) SELVAC CORPORATION a company incorporated under the laws of the State of Delaware, USA whose principal office is at 221 Boston Post Road, Marlboro, Massachusetts 01752, USA ("the Purchaser")

W H E R E B Y   IT IS AGREED as follows:-

1. INTERPRETATION

In this Agreement and in the Schedules hereto where the context so admits:-

1.1. "agreed form"
   means a document in a form approved by and for the purposes of identification signed by or on behalf of the parties;

"the Company"
   means SLS (Wales) Limited incorporated in England and Wales on 13 May 1992 as a private company with limited liability and with registered number 2714095 and having an authorized share capital of 403,982.70 British Pounds divided as detailed in Schedule 2 and of which 403,010 British Pounds has been issued and is held as detailed in Schedule 2;

"Completion"
   means completion of the sale and purchase of the Sale Shares;

"Disclosure Bundle"
   means the documents listed in Schedule 6, copies of which have been provided to the Purchaser or the Purchaser's Solicitors;

"Property"
   means the leasehold property brief details of which are set out in Schedule
3;

"Purchaser's Solicitors"
   means Lane & Partners of 46/47 Bloomsbury Square, London WC1A 2RU;

"Sale Shares"
   means the shares in the capital of the Company to be bought and sold pursuant to clause 2;

"the Warranties"
   means the warranties set out in Schedule 5;

"3i"
   means 3i Group plc being the second named Vendor;

"WDA"
   means the Welsh Development Agency being the third named Vendor;

1.2. Words and phrases the definition of which is contained or referred to in sections 735 to 744 inclusive of the Companies Act 1985 (as amended) shall be construed as having the meaning thereby attributed to them.

1.3. References to statutory provisions shall be construed as references to those provisions as respectively amended or re-enacted or as their application is modified by other provisions (whether before or after the date hereof) from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification) and to all regulations orders and statutory instruments issued thereunder.

1.4. References to Clauses and Schedules are references to Clauses hereof and Schedules hereto, references to sub-clauses or paragraphs are, unless otherwise stated, references to sub-clauses or paragraphs of the Clause or
Schedule in which the reference appears, and references to this Agreement include the Schedules.

1.5. The headings and sub-headings are inserted for convenience only and shall not affect the construction of this Agreement.

2. SALE OF SHARES

2.1. Sale and Purchase
   Subject to the terms of this Agreement each of the Vendors shall sell the Sale Shares as detailed opposite the relevant Vendor's name in Schedule 1 in each case with full title guarantee and the Purchaser shall purchase all the Sale Shares with effect from Completion with the benefit of full title guarantee and free from all liens charges equities and encumbrances and together with all rights now or hereafter attaching thereto.

2.2. Simultaneous Completion
   The Purchaser shall not be obliged to complete the purchase of any of the Sale Shares unless the purchase of all the Sale Shares is completed simultaneously.

3. CONSIDERATION

   The total consideration for the Sale Shares shall be 1,255,000 British Pounds to be allocated between the Vendors as set out in Schedule 1 and satisfied by the Purchaser in cash on Completion in accordance with Clause 4.3(a).

4. COMPLETION

4.1. Completion Date
   Completion of the sale and purchase of the Sale Shares shall take place immediately following the execution of this Agreement at the offices of the Purchaser's Solicitors or as otherwise agreed by the parties hereto in writing.

4.2. Vendors' Obligations

4.2.1 On Completion each of the Vendors shall deliver or procure the delivery to the Purchaser of a transfer or transfers of the relevant Sale Shares as detailed opposite the relevant Vendor's name in Schedule 1 duly executed by or on behalf of such Vendor in favour of the Purchaser or its nominees together with the relative share certificate(s).

4.2.2 On Completion the first named Vendor shall deliver or procure the delivery to the Purchaser of:

   a. waivers in the agreed form signed by each of Dr. Robert Marc Clement and Mr. Meirion Thomas in respect of any rights of pre-emption they may have over all or any of the Sale Shares;

   b. powers of attorney in agreed form executed by the first, fourth and fifth named Vendors to allow the Purchaser to exercise full rights in respect of the Sale Shares pending stamping of the relevant transfers;

   c. resignation under seal in the agreed form of the first named Vendor from his office and employment as Managing Director of the Company;

   d. resignations under seal in the agreed form of the first named Vendor as an employee and director of S L Sensors Limited and as an employee and director of The Charing Cross Hospital Skin Laser Centre Limited (as from 19 June 1996), such resignations confirming that the first named Vendor has no claim for compensation against such companies;

   e. a Deed of Cancellation in the agreed form duly executed by or on behalf of the first named Vendor and 3i and WDA in respect of the Share Option Agreement dated 11 August 1994 between the first named Vendor 3i, WDA and the Company;

   f. certificates from the bankers of the Company as to the amounts of all balances (whether in debit or in credit) on the accounts of the Company at the close of business on the last practicable business day before the date of Completion;

   g. all the statutory and other corporate books (duly written up to date) and common seals of the Company and its incorporation certificate and change of name certificates;

   h. all deeds and documents relating to the Property (subject to the Purchaser having complied in full with its obligations under Clause 4.3(b));

4.2.3 On Completion:
   a. WDA shall deliver to the Purchaser a waiver in the agreed form signed on behalf of WDA in respect of any rights of pre-emption they may have over the Sale Shares and a power of attorney in agreed form to allow the Purchaser to exercise full rights in respect of the relevant Sale Shares pending stamping of the relevant transfers and

   b. 3i shall deliver a waiver in the agreed form signed on behalf of 3i in respect of any rights of pre-emption they may have over the Sale Shares.

4.2.4	The Vendors (other than 3i and WDA) shall procure that a board meeting of the Company is held at which:-

   a. Mr Tom Mehl and/or such other persons as the Purchaser shall nominate shall be appointed directors of the Company;

   b. the registration of the share transfers to be delivered to the Purchaser by the Vendors pursuant to 4.2.1 above shall be approved (subject only to the same being duly stamped);

   c. the revocation of all authorities to the bankers of the Company relating to bank accounts giving authority to such persons as the Purchaser shall nominate to operate the same shall be effected;

   d. the Deed of Cancellation referred to in Clause 4.2.2(f) shall be approved;

4.2.5 An Extraordinary General Meeting of the Company shall be held at Completion at which the Vendors shall vote in favour of the proposed payment of 30,000 British Pounds to the first named Vendor following his resignation as Managing Director of the Company.

4.3. Purchaser's Obligations
   On Completion:-
   a. The Purchaser shall by telegraphic transfer pay to each Vendor the amount set out opposite his name in Schedule 1.

   b. The Purchaser shall repay on behalf of the Company or shall put the Company in funds so that the Company shall repay the loans and other indebtedness of the Company as detailed in Schedule 4.

5. WARRANTIES

5.1. The Vendors hereby acknowledge that the Purchaser is entering into this Agreement in reliance upon the Warranties to the intent that such warranties are true and accurate at the date hereof.

5.2 None of the Vendors shall be liable under the Warranties insofar as the amount accepted or adjudicated as being recoverable from him thereunder exceeds the amount of the consideration received by him pursuant to clause 4.3(a) for the Sale Shares sold by him.

5.3 The Warranties are given and shall take effect subject to the matters which are fairly and in all material particulars accurately disclosed in the Disclosure Bundle and none of the Vendors shall be liable in respect of any claim under the Warranties to the extent that the matter or matters giving rise to such claim are so fairly and accurately disclosed.

5.4 No claims by the Purchaser under the Warranties shall be enforceable unless written notice thereof (including all details thereof or relating thereto then available to the Purchaser) has been given to the Vendors by not later than the first anniversary of the date of this Agreement.

6. NON-COMPETITION COVENANT

6.1 The first named Vendor hereby covenants with the Purchaser that subject to Clause 6.3 he will not for a period of three years after Completion either alone or jointly with or as manager adviser consultant or agent for any person directly or indirectly:-

   a. seek in competition with the Company to procure orders from or do business with or procure directly or indirectly any other person to procure orders from or do business with any person who has been a customer of the

Company at any time during the period of twelve months prior to the date of this Agreement;

   b. engage or employ or solicit or contact with a view to the engagement or employment by any person any employee or any person who has been a senior employee officer or manager of the Company in the 12 months prior to the date of this Agreement;

   c. be engaged or concerned or interested in any business in the United Kingdom that is in competition with any business carried out at today's date by the Company;

   with the intent that each of the foregoing shall constitute an entirely separate and independent restriction on the first named Vendor.

6.2 It is agreed between the Purchaser and the first named Vendor that whilst the restrictions set out in sub-clause 6.1 above are considered fair and reasonable, if it should be found that any of the restrictions be void as going beyond what is fair and reasonable in all the circumstances and if by deleting part of the wording or substituting a shorter period of time or different geographical limit or a more restricted range of activities than set out in sub-clause 6.1 it would not be void, then there shall be substituted such next less extensive period and/or limit and/or activity, or such deletions shall be made as shall render this clause 6 valid and enforceable.

6.3 The provisions of sub-clauses 6.1(a) and 6.1(b) shall not operate in any way so as to prohibit or restrict the first named Vendor from:-

   a. retaining a shareholding in S L Sensors Ltd not exceeding 50% in nominal value of the issued share capital of that company or from participating in the business of it notwithstanding the manufacture and/or distribution and/or sale of or other interest whatsoever of such company in RIFD tag products; or

   b. retaining a shareholding in Telesensors Limited not exceeding 50% in nominal value of the issued share capital of that company or from being a director of it and/or participating in the business of it notwithstanding that the business of such company involves the use or application of base material(s) similar to that or those used dealt in applied or otherwise by the Company but provided that the use or application by such company of such material(s) is in or for the non-medical industry sector.

7. CONTINGENT PATENT PAYMENTS
   The Purchaser agrees to procure the payment by the Company to 3i to its account no 20014158 with Royal Bank of Scotland, 5-10 Great Tower Street, London or to such other account and/or bank as 3i shall request and the first named Vendor respectively of the sums detailed below without delay in the event of the patent applications detailed below being duly registered and issued in the name of the Company or in the name of Dr. Marc Clement in the United States and/or the European Patent Office in respect of ruby red laser hair removal and the Purchaser agrees to procure that the Company takes all steps and actions necessary or appropriate to progress and facilitate such registration as soon as practicable and in any event in a timely fashion subject to costs of such steps and action not rendering the same excessively uneconomic to the Company:

                                               3i Group plc    Dr. B Mair

USA:- national phase of                        100,000             50,000
the PCT Patent, ref:                       (British Pounds)   (British Pounds)
GB94/02682 (filed 7.12.94)
including any continuation,
continuation in part, or
divisional application based
thereon

European Patent Office:-                      50,000               50,000
Application reference number             (British Pounds)     (British Pounds)
95902863.0 (excluding "by
country" registration application)

8. GENERAL PROVISIONS

8.1 Assignment
   This Agreement shall be binding upon and enure for the benefit of the successors of the parties but shall not be assignable.

8.2 Whole Agreement
   This Agreement (together with any documents referred to herein) constitutes the whole agreement between the parties hereto and it is expressly declared that no variations hereof shall be effective unless made in writing and signed by or on behalf of the parties hereto.

8.3 Agreement Survives Completion
   The provisions of this Agreement in so far as the same shall not have been performed at Completion shall remain in full force and effect notwithstanding Completion.

8.4 Right of Rescission
   Any right of rescission conferred or implied upon any party hereby shall be in addition to and without prejudice to all other rights and remedies available to that party and no exercise or failure to exercise such a right shall constitute a waiver by any party of any such right or remedy.

8.5 Further Assurance
   At any time after the date hereof each Vendor shall (so far as he is able), at the request and cost of the Purchaser, execute or procure the execution of such documents and do or procure to have done such acts and things as the Purchaser may reasonably require for the purpose of vesting the Sale Shares set opposite such Vendor's name in Schedule 1 in the Purchaser or its nominees and giving to the Purchaser the full benefit of all of the provisions of this Agreement.

8.6 Payment to the Vendors
   Any payment falling to be made to a Vendor under any provision of this Agreement may be made to such Vendor's duly appointed Solicitors or other representatives whose receipt therefor shall be an absolute discharge save that all and any payments to be made to 3i shall be made directly to 3i.

8.7 Counterparts
   This Agreement may be executed in any number of counterparts, which shall together constitute one agreement.

9. COSTS
   Each party to this Agreement shall pay its own costs of and incidental to this Agreement and the sale and purchase hereby agreed to be made.

10. NOTICES
10.1 Any notices required to be given hereunder shall be in writing and shall be sent to the party concerned at its address given herein or such other addresses as they may from time to time notify to each other.

10.2 Any notice may be given by letter or by facsimile. Any notice sent by post shall be deemed to have been delivered 2 business days after posting.
Any notice sent by facsimile shall be deemed to have been delivered on transmission if during normal working hours and otherwise on the next business day. Any notice sent by facsimile shall be confirmed by letter.

11. PRESS ANNOUNCEMENTS
   No press or other releases or announcements shall be made in relation to the terms of this Agreement or the transaction effected pursuant to it without the consent in writing of all the parties hereto (such approval not to be unreasonably withheld or delayed) or as required by United States Federal or

State Securities Law or as otherwise required by law or judicial order.

12. Governing Law
   This Agreement shall be governed by and construed in accordance with the laws of England and Wales and the parties submit to the jurisdiction of the Courts in England and Wales.

AS WITNESS the hands of the parties hereto or their duly authorized representatives the day and year first above written

Exhibit 2.3

THIS AGREEMENT is made the 4th day of June One Thousand Nine Hundred and Ninety Six
B E T W E E N:-


(1) DR ROBERT MARC CLEMENT of 11 Plas Road, Pontardawe, Swansea SA8 3HD ("the Vendor")


(2) SELVAC CORPORATION a company incorporated under the laws of the State of Delaware, USA whose principal office is at 221 Boston Post Road, Marlboro, Massachusetts 01752, USA ("the Purchaser")

W H E R E B Y   IT IS AGREED as follows:-



1. INTERPRETATION
   In this Agreement and in the schedules hereto where the context so admits:-

1.1 "agreed form"
   means a document in a form approved by and for the purposes of identification signed by or on behalf of the parties;

"the Company"
   means SLS (Wales) Limited incorporated in England and Wales on 13 May 1992 as a private company with limited liability and with registered number 2714095 and having an authorized share capital of 403,982.70 British Pounds divided as detailed in Schedule 1 and of which 403,010 British Pounds has been issued and is held as detailed in Schedule 1;

"Completion"
   means completion of the sale and purchase of the Sale Shares;


"Intellectual Property"
   means letters patent, trade marks and service marks, registered designs, utility models, applications for any of the foregoing, copyright, design rights, brand and trade names and any similar or equivalent rights arising or subsisting anywhere in the world;

"Purchaser's Solicitors"
   means Lane & Partners of 46/47 Bloomsbury Square, London WC1A 2RU;

"Sale Shares"
   1,000 ordinary shares of 10p each in the capital of the Company to be bought and sold pursuant to clause 2;

1.2 References to Clauses and Schedules are references to Clauses hereof and Schedules hereto, references to sub-clauses or paragraphs are, unless otherwise stated, references to sub-clauses or paragraphs of the Clause or
Schedule in which the reference appears, and references to this Agreement include the Schedules.

1.3 The headings and sub-headings are inserted for convenience only and shall not affect the construction of this Agreement.

2. SALE OF SHARES
   Subject to the terms of this Agreement the Vendor shall sell the Sale Shares with full title guarantee and the Purchaser shall purchase all the Sale Shares with effect from Completion with the benefit of full title guarantee and free from all liens charges equities and encumbrances and together with all rights now or hereafter attaching thereto.

3. CONSIDERATION
   The total consideration for the Sale Shares shall be 131,629 British Pounds to be satisfied by the Purchaser procuring the issue or transfer to the Vendor of shares of common stock in the Purchaser in accordance with Clause 4.3.


4. COMPLETION

4.1 Completion Date
   Completion of the sale and purchase of the Sale Shares shall take place on the execution of this Agreement at the offices of the Purchaser's Solicitors or as otherwise agreed.

4.2 Vendor's Obligations

4.2.1 On Completion the Vendor shall deliver to the Purchaser:-
     a. transfer of the Sale Shares duly executed by the Vendor in favour of the Purchaser or its nominees together with the relative share certificate(s);
     b. such waivers or consents as the Purchaser may require to enable the Purchaser or its nominees to be registered as holders of the Sale Shares;
     c. a power of attorney in agreed form to allow the Purchaser to exercise full rights in respect of the Sale Shares pending stamping of the relevant transfer(s).

4.2.2 The Vendor shall procure that a board meeting of the Company is held at which the registration of the share transfer(s) to be delivered to the Purchaser by the Vendor pursuant to Clause 4.2.1(a) above shall be approved (subject only to the same being duly stamped).

4.2.3 The Vendor will enter into an Employment Agreement with the Company in a form to be agreed as soon as practicable after Completion.

4.3 Purchaser's Obligations

   The Purchaser shall procure the issue or transfer to the Vendor of 25,044 shares of common stock in the Purchaser based on a value of $7.96 per share representing the average bid price for such stock at close of business (USA)
for the five days 20 May 1996 to 24 May 1996 inclusive.   All such shares of
common stock in the Purchaser shall be credited as fully paid, free from all liens charges and encumbrances, with all rights attaching thereto and ranking pari passu in all respects with the existing common stock of the Purchaser.

5.

WARRANTIES
   The Vendor warrants to the Purchaser in the terms of Schedule 2 to the intent that such warranties are true and accurate at the date hereof and the

Vendor hereby acknowledges that the Purchaser is entering into this Agreement in reliance upon such warranties.


6. GENERAL PROVISIONS

6.1 Assignment
   This Agreement shall be binding upon and enure for the benefit of the successors of the parties but shall not be assignable.

6.2 Whole Agreement
   This Agreement (together with any documents referred to herein) constitutes the whole agreement between the parties hereto and it is expressly declared that no variations hereof shall be effective unless made in writing and signed by or on behalf of the parties hereto.

6.3 Agreement Survives Completion
   The provisions of this Agreement in so far as the same shall not have been performed at Completion shall remain in full force and effect notwithstanding Completion.

6.4 Right of Rescission
   Any right of rescission conferred or implied upon any party hereby shall be in addition to and without prejudice to all other rights and remedies available to that party and no exercise or failure to exercise such a right shall constitute a waiver by any party of any such right or remedy.

6.5 Further Assurance
   At any time after the date hereof the Vendor shall, at the request and cost of the Purchaser, execute or procure the execution of such documents and do or procure to have done such acts and things as the Purchaser may reasonably require for the purpose of vesting the Sale Shares in the Purchaser or its nominees and giving to the Purchaser the full benefit of all of the provisions of this Agreement.

6.6 Counterparts
   This Agreement may be executed in any number of counterparts, which shall together constitute one agreement.


7. COSTS
   Each party to this Agreement shall pay its own costs of and incidental to this Agreement and the sale and purchase hereby agreed to be made.


8. NOTICES

8.1 Any notices required to be given hereunder shall be in writing and shall be sent to the party concerned at its address given herein or such other addresses as they may from time to time notify to each other.

8.2 Any notice may be given by letter or by facsimile. Any notice sent by post shall be deemed to have been delivered 2 business days after posting.
Any notice sent by facsimile shall be deemed to have been delivered on transmission if during normal working hours and otherwise on the next business day. Any notice sent by facsimile shall be confirmed by letter.

9. PRESS ANNOUNCEMENTS
   No press or other releases or announcements shall be made in connection with the transaction unless so required or approved in advance by the Purchaser or unless required by United States Federal or State Securities Law or as otherwise required by law or judicial order.

AS WITNESS the hands of the parties hereto or their duly authorized representatives the day and year first above written